UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2013

China Xuefeng Environmental Engineering Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-175483	99-0364975
(Commission File Number)	(IRS Employer Identification No.)

C214. Fitting Integreation Building, Fazhan Road to Sugian Gate Section
Jiangsu Province, China
(Address of Principal Executive Offices)

86-527-84370508
 (Registrant's Telephone Number, Including Area Code)

Not applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 19, 2013, China Xuefeng Environmental Engineering Inc. (the “Company”) completed a closing of a private offering (the “Offering”) of shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a price of $0.50 per share, for an aggregate purchase price of $7,000,000 (the “Purchase Price”). Upon the closing, the Company issued 14,000,000 shares of its common stock pursuant to the Offering.

Subscription Agreement

The Shares were offered and sold to the subscribers in the Offering pursuant to a subscription agreement (the “Subscription Agreement”).

The foregoing descriptions of the Offering and Subscription Agreement, are qualified in their entirety by reference to the provisions of the Subscription Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) , which are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

The Shares were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the 1933 Securities Act, as amended (the “Securities Act”) and Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act.  The Company made the determination based on the representations of the investors which included, in pertinent part, that each such investor was an “accredited investor” within the meaning of Rule 501 of Regulation D and upon such further representations from each investor that (i) such investor is acquiring the securities for its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) such investor agrees not to sell or otherwise transfer the purchased securities or shares underlying such securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) such investor has knowledge and experience in financial and business matters such that such investor is capable of evaluating the merits and risks of an investment in us, (iv) such investor  had access to all of the Company’s documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the Offering and to obtain any additional information which the Company possessed or was able to acquire without unreasonable effort and expense, and (v) such investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

The Shares were offered and sold also in reliance upon exemptions from registration pursuant to Regulation S promulgated by the SEC under the Securities Act (“Regulation S”). The Company made the determination  based upon the factors that such shareholders were not “U.S. Person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act, that such shareholders were acquiring our securities, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the shareholders understood that the shares of our securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The agreement filed as an exhibit to this Report contains representations and warranties by the parties to the agreement that have been made solely for the benefit of the parties to the agreement. These representations and warranties:

•	may have been qualified by disclosures that were made to the other parties in connection with the negotiation of the agreement, which disclosures are not necessarily reflected in the agreement; and

•	were made only as of specified dates contained in the agreements and are subject to subsequent developments and changed circumstances.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date that these representations and warranties were made or at any other time. Investors should not rely on them as statements of fact.

Exhibit Number	Description
10.1	Subscription Agreement dated March 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2013	CHINA XUEFENG ENVIRONMENTAL ENGINEERING INC.

	By:	/s/ Li Yuan
Li Yuan
Chief Executive Officer